UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 10, 2007

IMPLANT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5353 Manhattan Circle, Suite 101, Boulder, Colorado 80303
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (303) 499-6000

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Item 5.01 - Change of Control

On July 10, 2007, Implant Technologies, Inc. (the “Company”), Sanford Schwartz (“Mr. Schwartz”), Michael Friess (“Mr. Friess” and collectively with “Mr. Schwartz”, the “Selling Shareholders”) and Big Eye Capital, Inc., an Arizona corporation (“Purchaser”) entered into and closed a Stock Purchase Agreement (the “Agreement”) pursuant to which the Selling Stockholders sold 80,000,000 shares of common stock of the Company to the Purchaser in a private sale for $582,500. As a result of this transaction, the Purchaser owns approximately 80% of the Company’s issued and outstanding shares of common stock, based on 99,408,464 shares of common stock outstanding on the date of closing, and may be deemed in control of the Company. The source of funds for the purchase price was general working capital.

In connection with the Agreement, Erik Cooper was appointed Chief Executive Officer, President and Director of the Company.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 10, 2007, Sanford Schwartz resigned as a member of the Board of Directors of the Company, effective immediately. There was no disagreement or dispute between Mr. Schwartz and the Company which led to his resignation.

On July 10, 2007, Michael Friess resigned as chief executive officer and director of the Company, effective immediately. There was no disagreement or dispute between Mr. Friess and the Company which led to his resignation.

On July 10, 2007, our Board of Directors appointed Erik Cooper as Chief Executive Officer, president and director of the Company. There is no understanding or arrangement between Mr. Cooper and any other person pursuant to which Mr. Cooper was selected as an executive officer and director. Mr. Cooper presently does not serve on any committee of our Board of Directors. Currently, the Board of Directors has no committees. Although there are no plans to do so, our Board of Directors may appoint Mr. Cooper to a future committee should the Board of Directors create any committees. Mr. Cooper does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Cooper has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer.

Mr. Cooper has served as founder and president of Big Eye Capital, Inc., an Arizona corporation, since its inception in March 2007. Prior to forming Big Eye Capital, Mr. Cooper spent eight years as a leading Mortgage Banker with CTX Mortgage Company which is a division of the Fortune 500 company Centex, Inc. In 1996 he was a founder of Solarcomm Cellular, which is a wholesale and retail provider of wireless services and equipment. Mr. Cooper is a graduate of the State of New York College at Oneonta with a Bachelor of Science degree in Psychology. Mr. Cooper is not currently a member of the board of directors of any other public companies.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated July 10, 2007, by and among Big Eye Capital, Inc., Implant Technologies, Inc., Sanford Schwartz and Michael Friess

99.1	Resignation Letter of Sanford Schwartz, dated July 10, 2007

99.2	Resignation Letter of Michael Friess, dated July 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Implant Technologies, Inc.

Date: July 16, 2007	By:	/s/ Erik Cooper
Erik Cooper
Title Chief Executive Officer and President

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